Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR RELATIONS CONTACTS:	EDITORIAL CONTACTS:
Stacie Byars	Stacey Branom
Investor Relations Director	Public Relations Manager
(425) 638-4048	(425) 638-4041
StacieByars@Captaris.com	StaceyBranom@Captaris.com

Cornelius Willis
Teamplate Inc.
(206) 409-4373
Cornelius.Willis@Teamplate.com

Captaris Acquires Teamplate to Deliver

Business Process Automation Solutions

Additional offering helps organizations streamline business processes

Bellevue, Wash. and Calgary, AB — September 30, 2003 — Captaris, Inc. (NASDAQ: CAPA), a leading provider of business information delivery solutions, today announced it has acquired Teamplate Inc., a recognized provider in ‘rapid business process automation’. This deal enhances the Captaris business strategy to become the market leader in business information delivery solutions for enterprise customers worldwide, and will provide resources and market power to further penetrate the business process automation market.

“Our clients want to connect people, processes, applications and content to save money and create customer value. This connection is consistent with a trend we’ve been seeing – content process fusion,” stated Toby Bell, Research Director, Gartner. “Enterprises should look for key pairing of prominent vendors in both business process automation and business information delivery.”

Teamplate’s technology will extend the Captaris business information delivery solutions with streamlined enterprise application integration, rapid solution deployment, sophisticated business rules processing and integrated process monitoring and metrics. The companies believe that combining their technologies will allow organizations to achieve new levels of collaboration, accountability and business agility while reducing overall operational costs.

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“We believe our products will work well together, and so will our companies,” said Dave Anastasi, President and CEO of Captaris, Inc. “Captaris and Teamplate share the same passionate dedication to our customers’ success. Both companies are committed to streamlining business processes, enhancing worker productivity and reducing costs.”

“Captaris has a deep understanding of how organizations can leverage the flow of business information to create value,” said Brent Stankowski, President and CEO of Teamplate. “The company’s financial resources, global distribution channels, market presence and best of breed technology make it an ideal partner for delivering Teamplate’s business process automation to customers worldwide.”

Teamplate is the first business process automation product built on the Microsoft .NET framework for Web services. Launched in November of 2002, Teamplate for .NET has already been purchased and deployed in Fortune 500 customers and governmental organizations around the world, including Burger King, Bell West, Verizon, Microsoft, The Republic of the Philippines, Costco, Pemex, Telus and others. The product is designed to improve operational processes in organizations that have standardized on Microsoft technologies. Teamplate aims to deliver industry leading ROI and TCO value through rapid solution development and integration of business processes directly into customers’ existing technology investments.

The five founders of Teamplate, including Brent Stankowski, Teamplate’s President and CEO, have agreed to join the Captaris team. With the acquisition, a total team of 50 will join Captaris.

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Conference Call and Web Cast Information

As Captaris previously announced, the company will host a conference call on Wednesday, October 1 at 9:00 a.m. Eastern/6:00 a.m. Pacific to discuss the CallXpress sale and its impact on the company’s operations. In addition, this call will also cover the Teamplate acquisition by Captaris and its operational impact.

The conference call dial-in number is (800) 240-2134 and no access code is required. The live Web cast of the conference call can be accessed from the Investor Relations section of the Captaris Web site at www.captaris.com. The company will also provide a replay of the conference call for one week at (800) 405-2236, confirmation number 554948#, beginning Wednesday, October 1, at 8:00 a.m. Pacific until Wednesday, October 8, 2003 at 8:00 a.m. Pacific.

About Captaris, Inc.

Captaris is a leading provider of business information delivery solutions that integrate and automate the flow of messages, data and documents. Captaris produces a suite of proven products and services, in partnership with leading enterprise software companies, delivered through a global distribution network. Captaris has over 100,000 systems installed worldwide, with more than 90 of the Fortune 100 companies using the company’s award-winning products and services to reduce costs and increase the performance of critical business information investments.

Captaris is headquartered in Bellevue, WA, and has main offices in Tucson, AZ, Portland, OR, and European headquarters in Nieuwegein, The Netherlands. In addition, Captaris has sales and support offices in Switzerland, Germany, Hong Kong, Australia, and Dubai. The company was founded in 1982 and is publicly traded on the NASDAQ National Market under the symbol CAPA. For more information please visit www.captaris.com.

About Teamplate Inc.

Teamplate for .NET streamlines business processes and improves productivity by automating communication and information flows internally within business teams and externally with customers and suppliers. Teamplate enhances a business’ existing investments in infrastructure and applications while aiming to provide substantial, readily demonstrable returns on investment. Teamplate recently announced the fourth version of its industry leading Teamplate for .NET business process suite.

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Teamplate is a .NET connected logo product, which ensures customers that its product can be easily integrated into the ..NET-connected environment. Teamplate was chosen by Microsoft as the Global New Solution Developer of the Year for 2002. Teamplate solutions are delivered globally through a network of Solution Partners, Vertical Partners and Value Added Resellers. To learn more, please contact Teamplate at 403-668-6300 or visit www.teamplate.com.

Captaris products RightFax and Infinite are trademarks of Captaris. Teamplate products are trademarks of Teamplate. All other company, brand and product names are the property and/or trademarks of their respective companies.

Cautionary Statement Regarding Forward-Looking Statements:

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the benefits to customers of the combined Teamplate/Captaris technologies. Forward-looking statements include all passages containing verbs such as “aims,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects” or “targets” or nouns corresponding to such verbs. Forward-looking statements also include any passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect Captaris’ actual results include, among others, the ability to integrate the Teamplate organization and technology with Captaris, the impact, if any, of stock-based compensation charges or benefit associated with variable accounting treatment on certain stock options, the amount and timing of payments, if any, received under Captaris’ OEM arrangement with Cisco Systems, Inc., the potential failure to maintain and expand Captaris’ network of dealers and resellers or to establish and maintain strategic relationships, inability to develop new products or product enhancements on a timely basis, inability to protect our proprietary rights or to operate without infringing the patents and proprietary rights of others, and quarterly and seasonal fluctuations in operating results. More information about factors that potentially could affect Captaris’ financial results is included in Captaris’ most recent quarterly report on Form 10- Q and annual report on 10-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, Captaris undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

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